UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2019 (March 22, 2019)

AUDAX CREDIT BDC INC.

(Exact name of registrant as specified in its charter)

Delaware	814-01154	47-3039124
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 HUNTINGTON AVENUE BOSTON, MASSACHUSETTS	02199
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 859-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Effective March 22, 2019, Audax Credit BDC Inc. (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) with Mercer Audax Credit Feeder Fund LP, the Company’s controlling shareholder (the “Investor”), pursuant to which the Investor has made a capital commitment in respect of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in an amount equal to $40 million. In accordance with the Subscription Agreement, the Company may issue Common Stock to the Investor in one or more private placements of up to $40 million at a price of the net asset value per share of Common Stock at the time of one or more drawdowns pursuant to the Subscription Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Audax Credit BDC Inc.

Date: March 25, 2019	By:	/s/ Richard T. Joseph
Name: Richard T. Joseph Title: Chief Financial Officer